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                                                                   Exhibit 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 033-62193, No. 033-91916, No. 333-00987, No. 333-88870, No. 333-82906, and No.
333-07275 of Glenbrook Life and Annuity Company on Form S-3 of our report dated February 5, 2003, appearing in this Annual Report on Form 10-K of Glenbrook Life and Annuity Company for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 28, 2003